Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
USANA Health Sciences, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-96645, 333-128103, 333-133385, 333-174695, and 333-206070) on Form S-8 and (No. 333-169946) on Form S-3 of USANA Health Sciences, Inc. of our reports dated February 28, 2018, with respect to the consolidated balance sheets of USANA Health Sciences, Inc. as of December 30, 2017 and December 31, 2016, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 30, 2017, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 30, 2017, which reports appear in the December 30, 2017 annual report on Form 10-K of USANA Health Sciences, Inc.

/s/ KPMG LLP

Salt Lake City, Utah
February 28, 2018